Exhibit 31.3

CERTIFICATIONS

I, Francis J. Martin, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A of NMT Medical, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010	/S/ FRANCIS J. MARTIN
Francis J. Martin President and Chief Executive Officer (Principal Executive Officer)